Exhibit 10.23.4

Execution Copy

AMENDMENT NO. 4 TO MASTER REPURCHASE AND SECURITIES CONTRACT
AMENDMENT NO. 4 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of May 12, 2017 (this “Amendment”), between and among ISSUED HOLDINGS CAPITAL CORPORATION, a Virginia corporation (the “Seller”), WELLS FARGO BANK, N.A., a national banking association, as buyer (in such capacity, the “Buyer”) and DYNEX CAPITAL, INC., a Virginia corporation having its principal place of business at 4991 Lake Brook Drive, Suite 100, Glen Allen, VA 23060 (“Guarantor”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement.
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of August 6, 2012 (as amended by that certain Amendment No. 1 to Master Repurchase and Securities Contract, dated as of October 1, 2013, as further amended by that certain Amendment No. 2 to Master Repurchase and Securities Contract, dated as of February 5, 2015, as further amended by that certain Amendment No. 3 to Master Repurchase and Securities Contract, dated as of April 29, 2016, as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);
WHEREAS, in connection with the Repurchase Agreement, (i) Guarantor executed and delivered to Buyer a Guarantee Agreement, dated as of August 6, 2012 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee”), and (ii) Buyer and Seller executed and delivered a Fee and Pricing Letter dated as of August 6, 2012 (as amended by that certain Amendment No. 1 to Fee and Pricing Letter, dated as of October 1, 2013, as further amended by Amendment No. 2 to Fee and Pricing Letter, dated as of February 5, 2015, as further amended by Amendment No. 3 to Fee and Pricing Letter, dated as of April 29, 2016, and as further amended by Amendment No. 4 to Fee and Pricing Letter, dated as of May 12, 2017 (the “FPL Amendment”), and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Fee and Pricing Letter”); and
WHEREAS, Seller, Buyer and Guarantor have agreed to amend certain provisions of the Repurchase Agreement in the manner set forth herein.
THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Guarantor and Buyer each hereby agree as follows:
SECTION 1.    Amendments to Repurchase Agreement.
(a)    The defined terms “Anti-Terrorism Laws” and “Sanctioned Entity”, each as forth in Section 2.01 of the Repurchase Agreement, are each hereby deleted in their entirety.

(b)    The definition of “Eligible Asset”, as set forth in Section 1.01 of the Repurchase Agreement, is hereby amended to add the following new clause (c) to the end thereof:
(c)    with respect to such Asset, none of the underlying obligors (and any of their respective Affiliates) related to such Assets are Sanctioned Targets;
(c)    The defined term “Requirements of Law”, as set forth in Section 1.01 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:
“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.
(d)    The following new defined terms “Anti-Corruption Law”, “Anti-Money Laundering Law”, “Sanction” and “Sanctioned Target” are each hereby added to Section 2.01 of the Repurchase Agreement in correct alphabetical order:
“Anti-Corruption Law”: The U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act, the Canadian Corruption of Foreign Public Officials Act or any other law applicable to Seller or any of its Affiliates that prohibits the bribery of foreign officials to gain a business advantage.
“Anti-Money Laundering Laws”: The applicable laws or regulations in any jurisdiction in which Seller, Guarantor or any Affiliate of Seller or Guarantor is located or doing business that relate to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related thereto.
“Sanction” or “Sanctions”: Individually and collectively, any and all economic or financial sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, or (e) any other Governmental Authorities with jurisdiction over Seller, Guarantor or any of their Affiliates.

“Sanctioned Target”: Any Person, group, sector, territory, or country that is the target of any Sanctions, including without limitation any legal entity that is deemed to be the target of any Sanctions based upon the direct or indirect ownership or control of such entity by any other Sanctioned Target(s).
(e)    The following new Section 6.01(e) of the Repurchase Agreement is hereby added to the end of Section 6.01 of the Repurchase Agreement in correct alphabetical order:
(e)    Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence) and modeling as Buyer may require.
(f)    The second and third full sentences of Section 7.07 of the Repurchase Agreement are hereby amended and restated in their entirety to read as follows:
None of Seller, Guarantor or any Subsidiaries or Parents of Seller or Guarantor and, to the Knowledge of Seller or Guarantor, no Affiliate of Seller or Guarantor (i) is in violation of any Sanctions, or (ii) is a Sanctioned Target. The proceeds of any Transaction have not been and will not be used, directly or indirectly, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.
(g)    The following new Sections 7.15 and 7.16 are hereby added to the end of ARTICLE 7 of the Repurchase Agreement in correct numerical order:
Section 7.15    Anti-Money Laundering Laws. and Anti-Corruption Laws. The operations of each of Seller and Guarantor are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been started or (to the best of its Knowledge and belief) threatened against each of Seller, Guarantor or any Affiliates of Seller or Guarantor.
Section 7.16    Sanctions. None of Seller, Guarantor nor any Affiliates of Seller or Guarantor (a) is a Sanctioned Target, (b) is controlled by or is acting on behalf of a Sanctioned Target, or (c) is under investigation for an alleged breach of Sanctions by a Governmental Authority that enforces Sanctions.
(h)    The third full sentence of Section 8.02 of the Repurchase Agreement is hereby deleted in its entirety.
(i)    The following new Sections 8.08 and 8.09 are hereby added to the end of ARTICLE 8 of the Repurchase Agreement in correct numerical order:

Section 8.08    Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(a)    The proceeds of any Transaction shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(b)    Seller and Guarantor shall (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(c)    The repurchase of any Purchased Asset or any other payment due to Buyer under this Agreement or any other Repurchase Document shall not be funded, directly or indirectly, with proceeds derived from a transaction that would be prohibited by Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or in any manner that would cause Seller, Guarantor or any Affiliates of Seller or Guarantor to be in breach of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(d)    With respect to the Purchased Assets that were originated by Seller or any Affiliate of Seller, Seller has conducted the customer identification and customer due diligence required in connection with the origination of each Purchased Asset for purposes of complying with all Anti-Money Laundering Laws, and will maintain sufficient information to identify each such customer for purposes of such Anti-Money Laundering Laws.
Section 8.09    Compliance with Sanctions. The proceeds of any Transaction hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise be made available to any Sanctioned Target or any Person (i) to fund any activities or business of or with a Sanctioned Target, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Buyer to be in breach of any Sanctions. Seller and Guarantor shall comply with all applicable Sanctions, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. Seller or Guarantor shall notify the Buyer in writing not more than one (1) Business Day after becoming aware of any breach of Section 7.16 or this Section 8.09.
(j)    The following new sentence is hereby added to the end of Section 17.15(b) of the Repurchase Agreement:
Seller and Guarantor shall, promptly upon Buyer’s request, deliver documentation in form and substance satisfactory to Buyer which Buyer deems necessary or desirable to evidence compliance with all applicable "know your customer" due diligence checks.

(k)    The defined term “Facility Termination Date”, as set forth in ARTICLE 2 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:
“Facility Termination Date”: The earliest of (a) May 12, 2019, (b) any Accelerated Repurchase Date and (c) any date on which the Facility Termination Date shall otherwise occur in accordance with the Repurchase Documents or Requirements of Law.
SECTION 2.    Conditions Precedent. This Amendment and its provisions shall become effective on the first date on which (i) this Amendment and the FPL Amendment are each executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor and (ii) outside counsel to Seller and Guarantor have delivered to Buyer updated copies of the enforceability and security interest opinions which were originally delivered to Buyer on August 6, 2012, each in form and substance acceptable to Buyer and its counsel (the “Amendment Effective Date”).
SECTION 3.    Conditions Subsequent. Within ten (10) Business Days following the Amendment Effective Date, outside counsel to Seller and Guarantor shall provide Buyer with an updated copy of the safe harbor opinion that was originally delivered to Buyer on August 6, 2012, in form and substance acceptable to Buyer and its counsel. The failure of Seller and Guarantor to do so on a timely basis shall constitute an immediate Event of Default under the Repurchase Agreement.
SECTION 4.    Representations, Warranties and Covenants. Each of Seller and Guarantor hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) each is in compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Seller hereby confirms and reaffirms its representations, warranties and covenants contained in the Repurchase Agreement.
SECTION 5.    Acknowledgement of Seller. Seller hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents.
SECTION 6.    Acknowledgement of Guarantor. Guarantor hereby acknowledges (a) the execution and delivery of this Amendment and agrees that it continues to be bound by the Guarantee to the extent of the Obligations (as defined therein), as such obligations may be prolonged pursuant to this Amendment, and (b) that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Repurchase Documents.
SECTION 7.    Limited Effect. Except as expressly amended and modified by Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby, and (z) each reference in the

Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement, as amended by this Amendment.
SECTION 8.    No Novation, Effect of Agreement. Seller and Buyer have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller, Guarantor or any of their respective Affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.
SECTION 9.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
SECTION 10.    Expenses. Seller and Guarantor agree to pay and reimburse Buyer for all out‑of‑pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.
SECTION 11.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
SELLER
ISSUED HOLDINGS CAPITAL CORPORATION, a Virginia corporation

By:	/s/ Stephen J. Benedetti
Name: Stephen J. Benedetti
Title: President

By:	/s/ Mark Werner
Name: Mark Werner
Title: Assistant Treasurer

BUYER

WELLS FARGO BANK, N.A., a national banking association
By:/s/ John Rhee
Name: John Rhee
Title: Director

GUARANTOR
DYNEX CAPITAL, INC., a Virginia corporation

By:	/s/ Stephen J. Benedetti
Name: Stephen J. Benedetti
Title: EVP, CFO, COO

By:	/s/ Wayne E. Brockwell
Name: Wayne E. Brockwell
Title: Senior Vice President